Exhibit 99.1

 Company: Jack Henry & Associates, Inc.   Analyst Contact:  Kevin D. Williams
          663 Highway 60, P.O. Box 807            Chief Financial Officer
          Monett, MO 65708                        (417) 235-6652

                                          IR Contact: Jon Seegert
                                                  Director Investor Relations
                                                  (417) 235-6652

 FOR IMMEDIATE RELEASE
 ---------------------

        JACK HENRY & ASSOCIATES ANNOUNCES ACQUISITION OF OPTINFO, INC.
        --------------------------------------------------------------

 Monett, MO - November 23, 2004 - Jack  Henry  &  Associates,  Inc.  (Nasdaq:
 JKHY), a leading provider of integrated computer systems and ATM/debit card/ACH transaction processing, today announced its purchase of North Carolina-based Optinfo[sm],Inc., a leading provider of software products and services that help financial institutions mitigate the risks associated with their financial and operational data. Terms of the transaction were not disclosed.

 Optinfo's Enterprise Exception Management Suite (eEMS) is currently being used by some of the top tier banks and brokerage firms around the world for reconciliation, exception processing, and management of virtually any data elements that reside within their organizations. This advanced product suite consists of three integrated modules. nBalance[TM] is the real-time, rules-based data reconciliation module; Exception Manager automates the research and resolution of data discrepancies; and Case Manager is the Web-based module that automates the workflow required to route items both internally and externally in order to resolve and repair the items.

 "The acquisition of Optinfo supports our strategy to expand our market presence with products and services that provide financial institutions additional opportunities to improve their operating margins," said Jack F. Prim, CEO of Jack Henry. "This acquisition is consistent with several of our other recent acquisitions, adding a product suite that can benefit our existing clients while providing an additional offering that meets the needs of the larger financial institution market."

 "We expect to retain all of the Optinfo team, and in the near future will begin consolidating its organization with our existing Charlotte office where approximately 125 existing employees are located. Optinfo will continue to operate as a wholly-owned subsidiary of Jack Henry, and will market its products and services to both the existing markets and the bank and credit union segments that we currently serve," said Tony L. Wormington, president of Jack Henry.

 "We are excited to join Jack Henry & Associates, whose corporate culture and dedication to excellence mirrors our own," said Steven F. Manz, president of Optinfo. "Our customers will continue to receive the excellent products, services, and support they need and require to mitigate the risks associated with their overall operations, and will now benefit from the expanded financial and technological resources of Jack Henry. We also welcome the opportunity to introduce our innovative products to Jack Henry's existing base of more than 5,900 clients."

 "This acquisition is expected to contribute $1.5 to $2 million in gross revenues for the remainder of this fiscal year, and should have a slightly accretive impact on EPS," stated Kevin D. Williams, CFO of Jack Henry. "We are confident there is considerable growth potential for these products and services in future periods, and significant sales and cross sale opportunities in the markets we serve."


 About Jack Henry & Associates

 Jack Henry & Associates, Inc. is a leading provider of integrated computer systems and processor of ATM/debit card/ACH transactions for banks and credit unions. Jack Henry markets and supports its systems throughout the United States, and has approximately 5,900 customers nationwide. For additional information on Jack Henry, visit the company's Web site at www.jackhenry.com.

 Statements made in this news release that are not historical facts are forward-looking information. Actual results may differ materially from those projected in any forward-looking information. Specifically, there are a number of important factors that could cause actual results to differ materially from those anticipated by any forward-looking information. Additional information on these and other factors, which could affect the Company's financial results, are included in its Securities and Exchange Commission (SEC) filings on Form 10-K, and potential investors should review these statements. Finally, there may be other factors not mentioned above or included in the Company's SEC filings that may cause actual results to differ materially from any forward-looking information.

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